EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CryoLife, Inc. 1998 Long-Term Incentive Plan, of our report dated February 9, 1998, with respect to the consolidated financial statements of CryoLife, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997 as amended on Amendment No. 1 on Form 10-K/A on March 23, 1998, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP





Atlanta, Georgia
July 20, 1998